INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tufco Technologies, Inc. on Form S-8 of our report dated December 3, 1999, appearing in the Annual Report on Form 10-K of Tufco Technologies, Inc. for the year ended September 30, 1999.


/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 24, 2000